UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2015, Stratus Properties Inc. (“Stratus”) entered into a Third Modification and Extension Agreement (the “Loan Modification Agreement”) by and between Stratus and certain of its wholly owned subsidiaries, Stratus Properties Operating Co., L.P., Circle C Land, L.P., and Austin 290 Properties, Inc., as borrowers, and Comerica Bank (“Comerica”), as lender. The Loan Modification Agreement extends the maturity date of Stratus’ $48.0 million credit facility with Comerica, which is comprised of a $35.0 million revolving line of credit, a $3.0 million tranche for letters of credit and a $10.0 million construction loan, from May 31, 2015 to August 31, 2015.

The foregoing summary of the Loan Modification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Loan Modification Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: May 22, 2015

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1
Third Modification and Extension Agreement by and between Stratus Properties Inc., Stratus Properties Operating Co., L.P., Circle C Land, L.P., Austin 290 Properties, Inc. and Comerica Bank dated as of May 19, 2015.